      As filed with the Securities and Exchange Commission on July 24, 2000
                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1993

                                   -----------

                          ROYAL CARIBBEAN CRUISES LTD.
             (Exact name of registrant as specified in its charter)

          LIBERIA                                       98-0081645
--------------------------------             ---------------------------------
  (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                    1050 Caribbean Way, Miami, Florida 33132
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                          ROYAL CARIBBEAN CRUISES LTD.
                             2000 STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plan)

                                   -----------

                             MICHAEL J. SMITH, ESQ.
                          Royal Caribbean Cruises Ltd.
                               1050 Caribbean Way
                              Miami, Florida 33132
               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 539-6000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   -----------

                         CALCULATION OF REGISTRATION FEE

TITLE OF                                  PROPOSED              PROPOSED
SECURITIES TO                             MAXIMUM               MAXIMUM
BE                AMOUNT TO BE            OFFERING PRICE        AGGREGATE           AMOUNT OF
REGISTERED        REGISTERED (1) (2)      PER SHARE (3)         OFFERING PRICE      REGISTRATION FEE
----------        ------------------      -------------         --------------      ----------------
Common
Stock, par
value $.01        8,000,000
per share         Shares                  U.S.$18.91            U.S.$151,280,000    US$39,938

--------------------

(1) Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange Composite tape on July 20, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

--------------------------------------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated in this Registration Statement by reference:

1. The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1999;

2. All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1999.

3. The description of the Registrant's Common Stock set forth under the caption "Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, and any reports or amendments to the foregoing filed with the Securities and Exchange Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing by the Registrant of a post-effective amendment hereto which indicates that all shares of Common Stock being offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Michael J. Smith, Esq. is Vice President, General Counsel and Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The articles of incorporation of Royal Caribbean Cruises Ltd. (the "Company") provide that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of the Republic of Liberia, as amended (the "Business Corporation Act").

Section 6.13 of the Business Corporation Act provides as follows:

         "1. ACTIONS NOT BY OR IN RIGHT OF THE CORPORATION. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of






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






the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         "2. ACTIONS BY OR IN RIGHT OF THE CORPORATION. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         "3. WHEN DIRECTOR OR OFFICER SUCCESSFUL. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         "4. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

         "5. INSURANCE. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section."

         Article VII of the registrant's By-Laws contain provisions to implement
Section 6.13 of the Business Corporation Act.

         Registrant maintains director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF DOCUMENT
-------           ------------------------
4                 Royal Caribbean Cruises Ltd.
                  2000 Stock Option Plan

5                 Opinion of Michael J. Smith, Esq.

23.1              Consent of Michael J. Smith, Esq.
                  (included in Exhibit 5
                  to this Registration Statement)

23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants



ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act), each such post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 21st day of July, 2000.

ROYAL CARIBBEAN CRUISES LTD.
(Registrant)

By: /s/ RICHARD D. FAIN
   -------------------------------------
Richard D. Fain
Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below as of July 21, 2000, by the following persons in the capacities indicated:

SIGNATURE                                TITLE
---------                                -----

/s/ RICHARD D. FAIN                      Chairman, Chief Executive Officer and
----------------------------             Director (Principal Executive Officer)
Richard D. Fain

/s/ RICHARD J. GLASIER                   Executive Vice President and Chief
----------------------------             Financial Officer (Principal Financial
Richard J. Glasier                       Officer)

/s/ BLAIR H. GOULD                       Vice President and Controller
----------------------------             (Principal Accounting Officer)
Blair H. Gould

/s/ TOR ARNEBERG                         Director
----------------------------
Tor Arneberg

----------------------------             Director
Bernard W. Aronson

/s/ JOHN D. CHANDRIS                     Director
----------------------------
John D. Chandris

/s/ KASPAR K. KIELLAND                   Director
----------------------------
Kaspar K. Kielland

/s/ LAURA LAVIADA                        Director
----------------------------
Laura Laviada

/s/ JANNIK LINDBAEK                                  Director
----------------------------
Jannik Lindbaek

/s/ EYAL OFER                                        Director
----------------------------
Eyal Ofer

/s/ THOMAS J. PRITZKER                               Director
----------------------------
Thomas J. Pritzker

/s/ WILLIAM K. REILLY                                Director
----------------------------
William K. Reilly

/s/ EDWIN W. STEPHAN                                 Director and Vice Chairman
----------------------------
Edwin W. Stephan

/s/ ARNE WILHELMSEN                                  Director
----------------------------
Arne Wilhelmsen

* By:
      ----------------------
       Richard D. Fain, as
       Attorney in Fact

Authorized Representative in the United States:

By: /s/ RICHARD D. FAIN
      ----------------------
       Richard D. Fain

                                  EXHIBIT INDEX

EXHIBIT                                                          SEQUENTIALLY
NUMBER    DESCRIPTION OF DOCUMENT                                NUMBERED PAGE
------    -----------------------                                -------------

4         Royal Caribbean Cruises Ltd.
          2000 Stock Option Plan,
          as amended

5         Opinion of Michael J. Smith, Esq.,

23.1 Consent of Michael J. Smith, Esq. (included in Exhibit 5 to this Registration Statement)

23.2      Consent of PricewaterhouseCoopers LLP,
          independent certified public accountants